                                                                       Exhibit 1

                                                                CONFORMED COPY

                    CERTIFICATE OF DESIGNATION OF THE POWERS,
                PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL
                    AND OTHER SPECIAL RIGHTS OF 7 1/4% JUNIOR
                    CONVERTIBLE PREFERRED STOCK DUE 2007 AND
              QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF

     -----------------------------------------------------------------------
                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware
     -----------------------------------------------------------------------

               IXC Communications, Inc. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the board of directors of the Corporation (the "Board of Directors") by its Restated Certificate of Incorporation (hereinafter referred to as the "Restated Certificate of Incorporation"), and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors, at a meeting duly called and held on March 28, 1997, duly approved and adopted the following resolution (the "Resolution"):

               RESOLVED that, pursuant to the authority vested in the Board of Directors by its Certificate of Incorporation, the Board of Directors does hereby create, authorize and provide for the issuance of 7 1/4% Junior Convertible Preferred Stock Due 2007, par value $.01 per share, with a stated value initially of $100 per share, consisting of up to 1,400,000 shares having the designation, preferences, relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth in the Restated Certificate of Incorporation and in this Resolution as follows:

               (a) DESIGNATION. There is hereby created out of the authorized and unissued shares of Preferred Stock of the Company a series of Preferred Stock designated as the "7 1/4% Junior Convertible Preferred Stock Due 2007" (the "Convertible Preferred Stock"). The number of shares constituting the Convertible Preferred Stock shall be 1,400,000. The liquidation preference of the Convertible Preferred Stock shall be $100 per share (the "Liquidation Preference").

               (b) RANK. The Convertible Preferred Stock will, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank (i) senior to all classes of common stock and to each other class of Capital Stock or series of Preferred Stock established hereafter by the Board of Directors of the Company, the terms of which do not expressly provide that it ranks senior to, or on a parity with, the Convertible Preferred Stock


                              PAGE 19 OF 86 PAGES
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as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to, together with all classes of common stock of the Company, as "Junior Stock"); (ii) on a parity with each other class of Capital Stock or series of Preferred Stock established hereafter by the Board of Directors of the Company, the terms of which expressly provide that such class or series will rank on a parity with the Convertible Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution (collectively referred to as "Parity Stock"); and (iii) junior to each share of Series 3 Preferred Stock now or hereafter outstanding and junior to each class of Capital Stock or series of Preferred Stock established hereafter by the Board of Directors of the Company, the terms of which hereafter established classes or series expressly provide that such class or series will rank senior to the Convertible Preferred Stock as to dividend rights or rights on liquidation, winding-up and dissolution of the Company (collectively referred to as "Senior Stock"). The Company may not authorize, create or increase the authorized amount of any class or series of Senior Stock without the approval of the holders of at least two-thirds of the shares of Convertible Preferred Stock then outstanding, voting or consenting, as the case may be, as one class. All claims of the holders of the Convertible Preferred Stock, including claims with respect to dividend payments, redemption payments, mandatory repurchase payments or rights upon liquidation, winding-up or dissolution, shall rank junior to the claims of the holders of any debt of the Company and all other creditors of the Company.

               (c) DIVIDENDS. (i) Holders of the outstanding shares of Convertible Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor, dividends on each share of the Convertible Preferred Stock at a rate per annum equal to 7 1/4% of the Liquidation Preference of such share payable quarterly (each such quarterly period being herein called a "Dividend Period"). In addition to the dividends described in the preceding sentence, holders of outstanding shares of Convertible Preferred Stock which are Transfer Restricted Securities will be entitled to additional dividends (the "Additional Dividends"), when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor, with respect to the shares of Convertible Preferred Stock, which Additional Dividends shall accrue as follows if any of the following events occur (each such event in clauses (A) and (B) below being herein called a "Registration Default"): (A) if by August 31, 1997, the Shelf Registration Statement has not been declared effective by the Commission; or (B) if after the Shelf Registration Statement is declared effective (1) the Shelf Registration Statement thereafter ceases to be effective; or (2) the Shelf Registration Statement or the related prospectus ceases to be usable (in each case except as permitted below) in connection with resales of Transfer Restricted Securities in accordance with and during the periods specified herein because either (I) any event occurs as a result of which the related prospectus forming part of such Shelf Registration Statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or (II) it shall be necessary to amend such Shelf Registration Statement or supplement the related prospectus, to comply with the Securities Act or the Exchange Act or the respective rules thereunder.

               Additional Dividends shall accrue on the shares of Convertible Preferred Stock which are Transfer Restricted Securities from and including the date on which any such


                              PAGE 20 OF 86 PAGES
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Registration Default shall occur, to but excluding the date on which all such
Registration Defaults have been cured, at a rate of 7 3/4% per annum.

               A Registration Default referred to in clause (B) of paragraph
(c)(i) shall be deemed not to have occurred and be continuing in relation to the Shelf Registration Statement or the related prospectus if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to the Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus or (y) other material events with respect to the Company that would need to be described in the Shelf Registration Statement or the related prospectus and (ii) in the case of clause (y), the Company proceeds promptly and in good faith to amend or supplement the Shelf Registration Statement and related prospectus to describe such events unless the Company has determined in good faith that there are material legal or commercial impediments in doing so; PROVIDED, HOWEVER, that in any case if such Registration Default occurs for a continuous period in excess of 45 days, Additional Dividends shall be payable in accordance with the immediately preceding paragraphs of this paragraph (c)(i) from the day such Registration Default initially occurs until such Registration Default is cured.

               Any amounts of Additional Dividends due pursuant to clauses (A) or (B) of this paragraph (c)(i) or pursuant to the proviso contained in the preceding sentence will be payable on the regular dividend payment dates with respect to the Convertible Preferred Stock and on the same terms and conditions and subject to the same limitations as pertain at such time for the payment of regular dividends. The amount of Additional Dividends will be determined by multiplying the applicable Additional Dividends rate by the aggregate liquidation preference of the outstanding shares of Convertible Preferred Stock, multiplied by a fraction, the numerator of which is the number of days such Additional Dividend rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

               All dividends on the Convertible Preferred Stock, including Additional Dividends, to the extent accrued, shall be cumulative, whether or not earned or declared, on a daily basis from the Issue Date or, in the case of additional shares of Convertible Preferred Stock issued in payment of a dividend, from the date of issuance of such additional shares of Convertible Preferred Stock, and shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each a "Dividend Payment Date"), commencing on June 30, 1997 to holders of record on the March 15, June 15, September 15 and December 15 immediately preceding the relevant Dividend Payment Date. Any dividend on the Convertible Preferred Stock payable pursuant to this paragraph (c)(i) on or prior to March 31, 1999 shall be, at the option of the Company, payable (1) in cash or (2) through the issuance of a number of additional shares (rounded to the nearest whole share) of Convertible Preferred Stock (the "Additional Shares") equal to the dividend amount divided by the Liquidation Preference of such Additional Shares. With respect to dividends accrued after March 31, 1999, all dividends shall be payable in cash; PROVIDED, HOWEVER, that to the extent and for so long as the Company is prohibited by the terms of any of its indebtedness then outstanding or by the terms of the Series 3 Preferred Stock of the Company or any agreement


                              PAGE 21 OF 86 PAGES
or instrument to which the Company is then subject, from paying cash dividends on the Convertible Preferred Stock, such dividends will accrue on each share at the rate per annum equal to 8 3/4% of the Liquidation Preference per share (instead of the 7 1/4% rate set forth in the first paragraph of this paragraph
(c)(i)) (together with any Additional Dividends then payable, which for purposes of this paragraph shall be payable at a rate of 0.50% over and above the 8 3/4%
rate) payable through the issuance of a number of Additional Shares (rounded to the nearest whole share) equal to the dividend amount on such share divided by the Liquidation Preference of such Additional Shares on the relevant Dividend Payment Date. Except as provided herein, accrued and unpaid dividends, if any, will not bear interest or bear dividends thereon.

               (ii) All dividends paid with respect to shares of the Convertible Preferred Stock pursuant to paragraph (c)(i) shall be paid pro rata to the holders entitled thereto.

               (iii) No full dividends may be declared or paid or set apart for the payment of dividends by the Company on any Parity Stock for any period unless full cumulative dividends in respect of each Dividend Period ending on or before such period shall have been or contemporaneously are declared and paid (or are deemed declared and paid) in full or declared and, if payable in cash, a sum in cash sufficient for such payment set apart for such payment on the Convertible Preferred Stock. If full dividends are not so paid, the Convertible Preferred Stock will share dividends pro rata with the Parity Stock.

               (iv) The Company will not (A) declare, pay or set apart funds for the payment of any dividend or other distribution with respect to any Junior Stock or (B) redeem, purchase or otherwise acquire for consideration any Junior Stock through a sinking fund or otherwise, unless (1) all accrued and unpaid dividends with respect to the Convertible Preferred Stock and any Parity Stock at the time such dividends are payable have been paid or funds have been set apart for payment of such dividends and (2) sufficient funds have been paid or set apart for the payment of the dividend for the current dividend period with respect to the Convertible Preferred Stock and any Parity Stock. As used herein, the term "dividend" does not include dividends payable solely in shares of Junior Stock on Junior Stock or in options, warrants or rights to holders of Junior Stock to subscribe or purchase any Junior Stock.

               (v) Dividends on account of arrears for any past Dividend Period and dividends in connection with any optional redemption may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not more than 45 days prior to the payment thereof, as may be fixed by the Board of Directors of the Company.

               (vi) Dividends payable on the Convertible Preferred Stock for any period other than a Dividend Period shall be computed on the basis of a 360-day consisting year of twelve 30-day months and the actual number of days elapsed in the period for which payable. Dividends payable on the Convertible Preferred Stock for a full Dividend Period will be computed by dividing the per annum dividend rate by four.


                              PAGE 22 OF 86 PAGES
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               (vii) Certificates of Common Stock relating to Convertible
Preferred Stock surrendered for conversion by a registered Holder during the period from the close of business on any regular record date next preceding any Dividend Payment Date to the opening of business on such Dividend Payment Date (except Convertible Preferred Shares called for redemption on a Redemption Date within such period) must be accompanied by payment in cash of an amount equal to the accrued but unpaid dividends thereon which such registered Holder is to receive on such Dividend Payment Date with respect to the Convertible Preferred Stock so surrendered.

               (d) LIQUIDATION PREFERENCE. (i) Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, holders of Convertible Preferred Stock will be entitled to be paid, out of the assets of the Company available for distribution to its stockholders, the Liquidation Preference of the outstanding shares of Convertible Preferred Stock, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends (whether or not earned or declared and including Additional Dividends, if any,) thereon to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding-up that would have been payable had the Convertible Preferred Stock been the subject of an Optional Redemption on such date) before any distribution is made on any Junior Stock. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Convertible Preferred Stock and all Parity Stock are not paid in full, the Convertible Preferred Stock and the Parity Stock will share equally and ratably (in proportion to the respective amounts that would be payable on such shares of Convertible Preferred Stock and the Parity Stock, respectively, if all amounts payable thereon had been paid in full) in any distribution of assets of the Company to which each is entitled. After payment of the full amount of the Liquidation Preference of the outstanding shares of Convertible Preferred Stock (and, if applicable, an amount equal to a prorated dividend), the holders of shares of Convertible Preferred Stock will not be entitled to any further participation in any distribution of assets of the Company.

               (ii) For the purposes of this paragraph (d), neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more other entities shall be deemed to be a liquidation, dissolution or winding-up of the Company.

               (e) REDEMPTION. (i) OPTIONAL REDEMPTION. (A) The Convertible Preferred Stock shall not be redeemable prior to April 3, 2000. On or after April 3, 2000, each share of the Convertible Preferred Stock may be redeemed (subject to the legal availability of funds therefor) at any time, in whole or in part, at the option of the Company, at the redemption prices (expressed as a percentage of the Liquidation Preference of such share) set forth below, plus, without duplication, an amount in cash equal to all accrued and unpaid Liquidated Damages and all accrued and unpaid dividends to the date fixed for redemption (the "Optional Redemption Date") (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Optional Redemption Date) (the


                              PAGE 23 OF 86 PAGES
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"Optional Redemption Price"). Notwithstanding the foregoing, prior to April 1,
2002, the Company shall only have the option to redeem shares of Convertible Preferred Stock if, during the period of 30 consecutive Trading Days ending on the Trading Day immediately preceding the date that the Redemption Notice is mailed to holders, the Closing Bid Price for the Common Stock exceeded 150% of the Conversion Price effective on the date of such Redemption Notice for at least 20 of such Trading Days. If redeemed during the 12-month period beginning April 1 of each of the years set forth below (or in the case of the year 2000, April 3), the Optional Redemption Price per share shall be the applicable percentage of the Liquidation Preference of such share set forth below plus, without duplication, in each case, an amount in cash equal to all accrued and unpaid Liquidated Damages and all accrued and unpaid dividends (including an amount equal to a prorated dividend from the immediately preceding Dividend Payment Date to the Optional Redemption Date), if any, to the Optional Redemption Date:

         YEAR IN WHICH REDEMPTION OCCURS                      PERCENTAGE
         -------------------------------                      ----------

         2000 .........................................          104.83%
         2001 .........................................          104.03%
         2002 .........................................          103.22%
         2003 .........................................          102.42%
         2004 .........................................          101.61%
         2005 .........................................          100.81%
         2006 .........................................         100.000%

               (B) In the event of a redemption of only a portion of the then outstanding shares of Convertible Preferred Stock, the Company shall effect such redemption on a pro rata basis, except that the Company may redeem all of the shares held by holders of fewer than 100 shares (or all of the shares held by holders who would hold less than 100 shares as a result of such redemption), as may be determined by the Company.

               (ii) MANDATORY REDEMPTION. Each share of the Convertible Preferred Stock (if not earlier redeemed or converted) shall be subject to mandatory redemption in whole (to the extent of lawfully available funds therefor) on March 31, 2007 (the "Mandatory Redemption Date") at a price equal to 100% of the Liquidation Preference of such share, plus, without duplication, all accrued and unpaid Liquidated Damages and accrued and unpaid dividends thereon (including an amount equal to a prorated dividend thereon from the immediately preceding Dividend Payment Date to the Mandatory Redemption Date), if any, to the Mandatory Redemption Date (the "Mandatory Redemption Price").

               (iii) PROCEDURE FOR REDEMPTION. (A) On and after the Optional Redemption Date or the Mandatory Redemption Date, as the case may be (the "Redemption Date"), unless the Company defaults in the payment of the applicable redemption price, dividends will cease to accumulate on shares of Convertible Preferred Stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the Optional Redemption Price or the Mandatory Redemption Price, as the case may be, without interest; PROVIDED, HOWEVER, that if a notice of redemption shall have been given as provided in


                              PAGE 24 OF 86 PAGES
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paragraph (iii)(B) and the funds necessary for redemption (including an amount in respect of all dividends that will accrue to the Redemption Date) shall have been segregated and irrevocably set apart by the Company, in trust for the benefit of the holders of the shares called for redemption, then dividends shall cease to accumulate on the Redemption Date on the shares to be redeemed and, at the close of business on the day on which such funds are segregated and set apart, the holders of the shares to be redeemed shall, with respect to the shares to be redeemed, cease to be stockholders of the Company and shall be entitled only to receive the Optional Redemption Price or the Mandatory Redemption Price, as the case may be, for such shares without interest from the Redemption Date.

               (B) With respect to a redemption pursuant to paragraph (e)(i) or
(e)(ii), the Company will send a written notice of redemption by first class mail to each holder of record of shares of Convertible Preferred Stock, not fewer than 15 days nor more than 60 days prior to the Redemption Date at its registered address (the "Redemption Notice"); PROVIDED, HOWEVER, that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Convertible Preferred Stock to be redeemed except as to the holder or holders to whom the Company has failed to give said notice or except as to the holder or holders whose notice was defective. The Redemption Notice shall state:

               (1) whether the redemption is pursuant to paragraph (e)(i) or
(e)(ii) hereof;

               (2) the Optional Redemption Price or the Mandatory Redemption Price, as the case may be;

               (3) whether all or less than all the outstanding shares of the Convertible Preferred Stock are to be redeemed and the total number of shares of the Convertible Preferred Stock being redeemed;

               (4) the Redemption Date;

               (5) that the holder is to surrender to the Company, in the manner, at the place or places and at the price designated, his certificate or certificates representing the shares of Convertible Preferred Stock to be redeemed; and

               (6) that dividends on the shares of the Convertible Preferred Stock to be redeemed shall cease to accumulate on such Redemption Date unless the Company defaults in the payment of the Optional Redemption Price or the Mandatory Redemption Price, as the case may be.

               (C) Each holder of Convertible Preferred Stock shall surrender the certificate or certificates representing such shares of Convertible Preferred Stock to the Company, duly endorsed (or otherwise in proper form for transfer, as determined by the Company), in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full Optional Redemption Price or Mandatory Redemption Price, as the case may be, for such shares shall be payable in cash to the person whose name appears on such certificate or


                              PAGE 25 OF 86 PAGES
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certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

               (f) VOTING RIGHTS. (i) The holders of Convertible Preferred Stock, except as otherwise required under Delaware law or as set forth in paragraphs (ii) and (iii) below, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Company.

               (ii) (A) If (1) dividends on the Convertible Preferred Stock are in arrears and unpaid for six or more Dividend Periods (whether or not consecutive) (a "Dividend Default"); or (2) the Company fails to redeem the Convertible Preferred Stock on March 31, 2007, or fails to otherwise discharge any redemption obligation with respect to the Convertible Preferred Stock, then the number of directors constituting the Board of Directors of the Company will be increased by two and the Holders of the then outstanding shares of Convertible Preferred Stock (together with the holders of Parity Stock upon which like rights have been conferred and are exercisable), voting separately and as a class, shall have the right and power to elect such two additional directors. Each such event described in clauses (1) or (2) above is a "Voting Rights Triggering Event". A Voting Rights Triggering Event shall not be deemed to have occurred if at the time of such event there are less than 200,000 shares of Convertible Preferred Stock then outstanding.

               (B) The voting rights set forth in subparagraph (f)(ii)(A) above will continue until such time as (x) in the case of a Dividend Default, all dividends in arrears on the Convertible Preferred Stock are paid in full in cash, (y) in all other cases, any failure, breach or default giving rise to such Voting Rights Triggering Event is remedied or waived by the Holders of at least two-thirds of the shares of Convertible Preferred Stock then outstanding or (z) at any time there are less than 200,000 shares of Convertible Preferred Stock outstanding, at which time the term of any directors elected pursuant to the provisions of subparagraph (f)(ii)(A) above shall terminate and the number of directors constituting the Board of Directors shall be decreased by two (until the occurrence of any subsequent Voting Rights Triggering Event). At any time after voting power to elect directors shall have become vested and be continuing in the holders of Convertible Preferred Stock (together with the holders of Parity Stock upon which like rights have been conferred and are exercisable) pursuant to subparagraph (f)(ii)(A) hereof, or if vacancies shall exist in the offices of directors elected by such holders, a proper officer of the Company may, and upon the written request of the holders of record of at least 25% of the shares of Convertible Preferred Stock then outstanding or the holders of 25% of the shares of Parity Stock then outstanding upon which like rights have been confirmed and are exercisable addressed to the secretary of the Company shall, call a special meeting of the Holders of Convertible Preferred Stock and the holders of such Parity Stock for the purpose of electing the directors which such holders are entitled to elect pursuant to the terms hereof; provided, HOWEVER, that no such special meeting shall be called if the next annual meeting of stockholders of the Company is to be held within 60 days after the voting power to elect directors shall have become vested, in which case such meeting shall be deemed to have been called for such next annual meeting. If such meeting shall not be called by a proper officer of the Company within 20 days after personal service to the


                              PAGE 26 OF 86 PAGES
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secretary of the Company at its principal executive offices, then the Holders of record of at least 25% of the outstanding shares of Convertible Preferred Stock or the holders of 25% of the shares of Parity Stock upon which like rights have been confirmed and are exercisable may designate in writing one of their members to call such meeting at the expense of the Company, and such meeting may be called by the person so designated upon the notice required for the annual meetings of stockholders of the Company and shall be held at the place for holding the annual meetings of stockholders. Any holder of Convertible Preferred Stock or such Parity Stock so designated shall have, and the Company shall provide, access to the lists of holders of Convertible Preferred Stock and the holders of such Parity Stock to be called pursuant to the provisions hereof. If no special meeting of the Holders of Convertible Preferred Stock and the holders of such Parity Stock is called as provided in this paragraph (f)(ii), then such meeting shall be deemed to have been called for the next annual meeting of stockholders of the Company or special meeting of the holders of any other capital stock of the Company.

               (C) At any meeting held for the purposes of electing directors at which the Holders of Convertible Preferred Stock (together with the holders of Parity Stock upon which like rights have been conferred and are exercisable) shall have the right, voting together as a separate class, to elect directors as aforesaid, the presence in person or by proxy of the holders of at least a majority in voting power of the outstanding shares of Convertible Preferred Stock (and such Parity Stock) shall be required to constitute a quorum thereof.

               (D) Any vacancy occurring in the office of a director elected by the Holders of Convertible Preferred Stock (and such Parity Stock) may be filled by the remaining director elected by the Holders of Convertible Preferred Stock (and such Parity Stock) unless and until such vacancy shall be filled by the Holders of Convertible Preferred Stock (and such Parity Stock).

               (iii) (A) So long as any shares of the Convertible Preferred Stock are outstanding, the Company will not authorize, create or increase the authorized amount of any class or series of Senior Stock without the affirmative vote or consent of holders of at least two-thirds of the shares of Convertible Preferred Stock then outstanding, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting (except that no such vote or consent shall be required for the issuance of additional shares of Series 3 Preferred Stock to be paid as dividends on such Series 3 Preferred Stock pursuant to the terms of such Series 3 Preferred Stock).

               (B) So long as any shares of the Convertible Preferred Stock are outstanding, the Company will not amend this Certificate of Designation so as to affect adversely the specified rights, preferences, privileges or voting rights of Holders of shares of Convertible Preferred Stock or to authorize the issuance of any additional shares of Convertible Preferred Stock (except to authorize the issuance of additional shares of Convertible Preferred Stock to be paid as dividends on the Convertible Preferred Stock, for which no consent shall be necessary) without the affirmative vote or consent of Holders of at least two-thirds of the issued and outstanding shares of Convertible Preferred Stock, voting or consenting, as the case


                              PAGE 27 OF 86 PAGES
may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

               (C) Except as set forth in paragraph (f)(iii)(A) or (B) above,
(x) the creation, authorization or issuance of any shares of any Junior Stock, Parity Stock or Senior Stock, including the designation of a series of Convertible Preferred Stock, or (y) the increase or decrease in the amount of authorized Capital Stock of any class, including Preferred Stock, shall not require the consent of Holders of Convertible Preferred Stock and shall not be deemed to affect adversely the rights, preferences, privileges or voting rights of shares of Convertible Preferred Stock.

               (iv) In any case in which the Holders of Convertible Preferred Stock shall be entitled to vote pursuant to this paragraph (f) or pursuant to Delaware law, each Holder of Convertible Preferred Stock entitled to vote with respect to such matters shall be entitled to one vote for each share of Convertible Preferred Stock held.

               (v) Except as required by law, the Holders of the Convertible Preferred Stock will not be entitled to vote on any merger or consolidation involving the Company or a sale of all or substantially all the assets of the Company.

               (g) CONVERSION. (i) At any time after 60 days from the Issue Date, at the option of the Holder thereof, any share of Convertible Preferred Stock may be converted at the Liquidation Preference thereof into fully paid and nonassessable Common Stock (calculated as to each conversion to the nearest 1/100 of a share), at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall expire at the close of business on the Mandatory Redemption Date. In case a share of Convertible Preferred Stock is called for optional redemption, such conversion right in respect of the share of Convertible Preferred Stock so called shall expire at the close of business on the applicable Optional Redemption Date, unless the Company defaults in making the payment due upon redemption.

               The price at which Common Stock shall be delivered upon conversion (herein called the "Conversion Price") shall be initially $23.46 per share of Common Stock. The Conversion Price shall be adjusted in certain instances as provided in paragraph (g)(iv) and paragraph (g)(v).

               (ii) In order to exercise the conversion privilege, the Holder of any share of Convertible Preferred Stock to be converted shall surrender the certificate for such share of Convertible Preferred Stock, duly endorsed or assigned to the Company or in blank, at the office of the Transfer Agent or at any office or agency of the Company maintained for that purpose, accompanied by written notice to the Company in the form of Exhibit B that the Holder elects to convert such share of Convertible Preferred Stock or, if fewer than all of the shares of Convertible Preferred Stock represented by a single share certificate are to be converted, the number of shares represented thereby to be converted. Except as provided in paragraph (c)(viii), no payment or adjustment shall be made upon any conversion on account of any dividends accrued on the shares of Convertible Preferred Stock surrendered for


                              PAGE 28 OF 86 PAGES
conversion or on account of any dividends on the Common Stock issued upon conversion. Such notice shall also contain the office or the address to which the Company should deliver shares of Common Stock issuable upon conversion (and any other payments or certificates related thereto). Except as provided in paragraph (c)(viii), in no event shall the Company be obligated to pay any converting Holder any unpaid dividend, whether or not in arrears, on converted shares or any dividends on the shares of Common Stock issued upon such conversion.

               Shares of Convertible Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such shares of Convertible Preferred Stock for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such shares of Convertible Preferred Stock as Holders shall cease, and the person or persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver to such office or agency as the converting Holder shall have designated in its written notice to the Company a certificate or certificates for the number of full Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in paragraph (g)(iii) hereof.

               In the case of any conversion of fewer than all the shares of Convertible Preferred Stock evidenced by a certificate, upon such conversion the Company shall execute and the Transfer Agent shall authenticate and deliver to the Holder thereof (at the address designated by such Holder), at the expense of the Company, a new certificate or certificates representing the number of unconverted shares of Convertible Preferred Stock.

               (iii) No fractional Common Stock shall be issued upon the conversion of a share of Convertible Preferred Stock. If more than one share of Convertible Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate shares of Convertible Preferred Stock so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any share of Convertible Preferred Stock, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the closing price (as defined in paragraph (g)(iv)(7)) per share of Common Stock at the close of business on the Business Day prior to the day of conversion.

               (iv) The Conversion Price shall be adjusted from time to time by the Company as follows:

               (1) If the Company shall hereafter pay a dividend or make a distribution in Common Stock to all holders of any outstanding class or series of Common Stock of the Company, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of


                              PAGE 29 OF 86 PAGES
business on the Record Date (as defined in paragraph (g)(iv)(7)) fixed for such determination and the denominator shall be the sum of such number of outstanding shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this paragraph (g)(iv)(i) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

               (2) If the Company shall offer or issue rights or warrants to all holders of its outstanding Common Stock entitling them to subscribe for or purchase Common Stock at a price per share less than the Current Market Price (as defined in paragraph (g)(iv)(7)) on the Record Date fixed for the determination of shareholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Record Date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock subject to such rights or warrants would purchase at such Current Market Price and of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date plus the total number of additional shares of Common Stock subject to such rights or warrants for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of shareholders entitled to purchase or receive such rights or warrants. To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, with the value of such consideration, if other than cash, to be determined by the Board of Directors.

               (3) If the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, if the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase,


                              PAGE 30 OF 86 PAGES
as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

               (4) If the Company shall, by dividend or otherwise, distribute to all holders of its shares of Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which paragraph
(g)(iv)(1) applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding any rights or warrants of a type referred to in paragraph (g)(iv)(2) and excluding dividends and distributions paid exclusively in cash and excluding any capital stock, evidences of indebtedness, cash or assets distributed upon a merger or consolidation to which paragraph
(g)(v) applies) (the foregoing hereinafter in this paragraph (g)(iv)(4) called the "Distributed Securities"), then, in each such case, the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date (as defined in paragraph (g)(iv)(7)) with respect to such distribution by a fraction of which the numerator shall be the Current Market Price (determined as provided in paragraph (g)(iv)(7)) of the Common Stock on such date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) on such date of the portion of the Distributed Securities so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the Record Date; PROVIDED, HOWEVER, that, in the event the then fair market value (as so determined) of the portion of the Distributed Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Convertible Preferred Stock shall have the right to receive upon conversion of a share of Convertible Preferred Stock (or any portion thereof) the amount of Distributed Securities such holder would have received had such holder converted such share of Convertible Preferred Stock (or portion thereof) immediately prior to such Record Date. If such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this paragraph (g)(iv)(4) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price pursuant to paragraph (g)(iv)(7) to the extent possible.

Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Dilution Trigger Event"): (i) are deemed to be transferred with such Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this paragraph (g)(iv)(4) (and no adjustment to the Conversion Price under this paragraph (g)(iv)(4) shall be required) until the occurrence of the earliest Dilution Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an


                              PAGE 31 OF 86 PAGES
appropriate adjustment to the Conversion Price under this paragraph (g)(iv)(4) shall be made. If any such rights or warrants, including any such existing rights or warrants distributed prior to the date hereof, are subject to subsequent events, upon the occurrence of each of which such rights or warrants shall become exercisable to purchase different securities, evidences of indebtedness or other assets, then the occurrence of each such event shall be deemed to be such date of issuance and record date with respect to new rights or warrants (and a termination or expiration of the existing rights or warrants without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Dilution Trigger Event with respect thereto, that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this paragraph (g)(iv)(4) was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Dilution Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

Notwithstanding any other provision of this paragraph (g)(iv)(4) to the contrary, capital stock, rights, warrants, evidences of indebtedness, other securities, cash or other assets (including, without limitation, any rights distributed pursuant to any shareholder rights plan) shall be deemed not to have been distributed for purposes of this paragraph (g)(iv)(4) if the Company makes proper provision so that each holder of shares of Convertible Preferred Stock who converts a share of Convertible Preferred Stock (or any portion thereof) after the date fixed for determination of shareholders entitled to receive such distribution shall be entitled to receive upon such conversion, in addition to the Common Stock issuable upon such conversion, the amount and kind of such distributions that such holder would have been entitled to receive if such holder had, immediately prior to such determination date, converted such share of Convertible Preferred Stock into Common Stock.

For purposes of this paragraph (g)(iv)(4) and paragraphs (g)(iv)(1) and (2), any dividend or distribution to which this paragraph (g)(iv)(4) is applicable that also includes Common Stock, or rights or warrants to subscribe for or purchase Common Stock to which paragraph (g)(iv)(2) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, cash, assets, shares of capital stock, rights or warrants other than (A) such shares of Common Stock or (B) rights or warrants to which paragraph (g)(iv)(2) applies (and any Conversion Price reduction required by this paragraph
(g)(iv)(4) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such Common Stock or such rights or warrants (and any further Conversion Price reduction required by paragraph (g)(iv)(1) and (2) with respect to such dividend or distribution shall then be made), except that (1) the Record Date of such dividend or distribution shall be substituted as "the Record Date fixed for the determination of stockholders entitled to receive such


                              PAGE 32 OF 86 PAGES
dividend or other distribution", "Record Date fixed for such determination" and "Record Date" within the meaning of paragraph (g)(iv)(1) and as "the Record Date fixed for the determination of shareholders entitled to receive such rights or warrants", "the date fixed for the determination of the shareholders entitled to receive such rights or warrants" and "such Record Date" within the meaning of paragraph (g)(iv)(2), and (2) any share of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of paragraph (g)(iv)(1).

          (5) If the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which paragraph (g)(v) applies or as part of a distribution referred to in paragraph (g)(iv)) in an aggregate amount that, combined together with (1) the aggregate amount of any other such distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this paragraph (g)(iv)(5) has been made, and (2) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) of consideration payable in respect of any tender offer by the Company or a Subsidiary of the Company for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to paragraph
(g)(iv)(4) has been made, exceeds 12.5% of the product of the Current Market Price (determined as provided in paragraph (g)(iv)(7)) on the Record Date with respect to such distribution times the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction (i) the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of (x) the excess of such combined amount over such 12.5% amount divided by (y) the number of shares of Common Stock outstanding on the Record Date and (ii) the denominator of which shall be equal to the Current Market Price on such Record Date; PROVIDED, HOWEVER, that, if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Convertible Preferred Stock shall have the right to receive upon conversion of a share of Convertible Preferred Stock (or any portion thereof) the amount of cash such holder would have received had such holder converted such share of Convertible Preferred Stock (or portion thereof) immediately prior to such Record Date. If such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

         (6) If a tender or exchange offer made by the Company or any of its Subsidiaries for all or any portion of the Common Stock expires and such tender or exchange offer (as amended upon the expiration thereof) requires the payment to


                              PAGE 33 OF 86 PAGES
shareholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that, combined together with (1) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), as of the expiration of such tender offer, of consideration payable in respect of any other tender offers, by the Company or any of its Subsidiaries for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this paragraph (g)(iv)(6) has been made and (2) the aggregate amount of any distributions to all holders of the Common Stock made exclusively in cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to paragraph
(g)(iv)(5) has been made, exceeds 12.5% of the product of the Current Market Price (determined as provided in paragraph (g)(iv)(7)) as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date of the Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction (if any) to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer had not been made. If the application of this paragraph
(g)(iv)(6) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this paragraph
(g)(iv)(6).

          (7) For purposes of this paragraph (g)(iv), the following terms shall have the meaning indicated:

"closing price" with respect to any securities on any day means the closing price on such day or, if no such sale takes place on such day, the average of the reported high and low prices on such day, in each case on The Nasdaq National Market or the New York Stock


                              PAGE 34 OF 86 PAGES

Exchange, as applicable, or, if such security is not listed or admitted to trading on such national market or exchange, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the high and low prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated or a similar generally accepted reporting service, or, if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors.

"Current Market Price" means the average of the daily closing prices per share of Common Stock for the 10 consecutive trading days immediately prior to the date in question; PROVIDED, HOWEVER, that (A) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to paragraphs (g)(iv)(1), (2), (3), (4), (5) or (6) occurs during such 10 consecutive trading days, the closing price for each trading day prior to the "ex" date for such other event shall be adjusted by multiplying such closing price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (B) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to paragraphs
(g)(iv)(1), (2), (3), (4), (5) or (6) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the closing price for each trading day on and after the "ex" date for such other event shall be adjusted by multiplying such closing price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event and (C) if the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause
(A) or (B) of this proviso, the closing price for each trading day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of paragraphs
(g)(iv)(4) or (5), whose determination shall be conclusive and described in a resolution of the Board of Directors) of the evidence of indebtedness, shares of capital stock or assets being distributed applicable to one Common Stock as of the close of business on the day before such "ex" date. For purposes of any computation under paragraph (g)(vi), the Current Market Price on any date shall be deemed to be the average of the daily closing prices per share of Common Stock for such day and the next two succeeding trading days; PROVIDED, HOWEVER, that, if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to paragraph (g)(iv)(1), (2), (3), (4), (5) or (6) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the closing price for each trading day on and after the "ex" date for such other event shall be adjusted by multiplying such closing price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date (I) when used with respect to any issuance or


                              PAGE 35 OF 86 PAGES
distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the closing price was obtained without the right to receive such issuance or distribution, (II) when used with respect to any subdivision or combination of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective and (III) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this paragraph (g)(iv), such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this paragraph (g)(iv) and to avoid unjust or inequitable results, as determined in good faith by the Board of Directors.

"fair market value" shall mean the amount which a willing buyer would pay a willing seller in an arm's-length transaction.

"Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

          (8) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; PROVIDED, HOWEVER, that any adjustments which by reason of this paragraph
(g)(iv)(8) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph
(g)(iv)(8) shall be made by the Company and shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Common Stock.

          (9) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly file with the Transfer Agent an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to each holder of Convertible Preferred Stock at such holder's last address appearing on the register of holders maintained for that purpose within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

          (10) In any case in which this paragraph (g)(iv) provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may


                              PAGE 36 OF 86 PAGES
defer until the occurrence of such event issuing to the holder of any share of Convertible Preferred Stock converted after such Record Date and before the occurrence of such event the additional Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment.

          (11) For purposes of this paragraph (g)(iv), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Stock. The Company shall not pay any dividend or make any distribution on Common Stock held in the treasury of the Company.

          (v) In case of any consolidation of the Company with, or merger of the Company into, any other corporation, or in case of any merger of another corporation into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), or in case of any conveyance or transfer of the properties and assets of the Company substantially as an entirety, the holder of each share of Convertible Preferred Stock then outstanding shall have the right thereafter, during the period such Convertible Preferred Stock shall be convertible as specified in paragraph (g)(i), to convert such share of Convertible Preferred Stock only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer by a holder of the number of shares of Common Stock of the Company into which such share of Convertible Preferred Stock might have been converted immediately prior to such consolidation, merger, conveyance or transfer, assuming such holder of Common Stock of the Company failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer (provided that, if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer is not the same for each share of Common Stock of the Company in respect of which such rights of election shall not have been exercised ("nonelecting share"), then for the purpose of this paragraph (g)(v) the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer by each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares). Such securities shall provide for adjustments which, for events subsequent to the effective date of the triggering event, shall be as nearly equivalent as may be practicable to the adjustments provided for in this paragraph (g)(v). The above provisions of this Section shall similarly apply to successive consolidations, mergers, conveyances or transfers.

         (vi)  In case:

          (1) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its earned surplus; or


                              PAGE 37 OF 86 PAGES

          (2) the Company shall authorize the granting to all holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

          (3) of any reclassification of the Common Stock of the Company
(other than a subdivision or combination of its outstanding Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or the sale or transfer of all or substantially all the assets of the Company; or

          (4) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed with the Transfer Agent and at each office or agency maintained for the purpose of conversion of the Convertible Preferred Stock, and shall cause to be mailed to all holders at their last addresses as they shall appear in the Convertible Preferred Stock Register, at least 20 days (or 10 days in any case specified in clause (1) or (2) above) prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give the notice requested by this Section or any defect therein shall not affect the legality or validity of any dividend, distribution, right, warrant, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up, or the vote upon any such action.

               (vii) The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock (or out of its authorized shares of Common Stock held in the treasury of the Company), for the purpose of effecting the conversion of the Convertible Preferred Stock, the full number of Common Stock then issuable upon the conversion of all outstanding shares of Convertible Preferred Stock.

               (viii) The Company will pay any and all document, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of Common Stock on conversion of the Convertible Preferred Stock pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the holder of the share of Convertible Preferred Stock or the shares of Convertible Preferred Stock to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.


                              PAGE 38 OF 86 PAGES

               (ix) (1) Notwithstanding any other provision in the preceding paragraphs to the contrary, if any Change in Control occurs then, if the Company does not elect to make a Change in Control Offer, the Conversion Price in effect shall be adjusted immediately after such Change in Control as described below. In addition, in the event of a Common Stock Change in Control (as defined in this paragraph (g)(ix)), each share of the Convertible Preferred Stock shall be convertible solely into common stock of the kind received by holders of Common Stock as the result of such Common Stock Change in Control. For purposes of calculating any adjustment to be made pursuant to this paragraph in the event of a Change in Control, immediately after such Change in Control:

               (A) in the case of a Non-Stock Change in Control (as defined in this paragraph (g)(ix)), the Conversion Price shall thereupon become the lower of (x) the Conversion Price in effect immediately prior to such Non-Stock Change in Control, but after giving effect to any other prior adjustments, and (y) the result obtained by multiplying the greater of the Applicable Price (as defined in this paragraph (g)(ix)) or the then applicable Reference Market Price (as defined in this paragraph (g)(ix)) by a fraction of which the numerator shall be $100.00 and the denominator shall be the then current Optional Redemption Price per share; and

               (B) in the case of a Common Stock Change in Control, the Conversion Price in effect immediately prior to such Common Stock Change in Control, but after giving effect to any prior adjustments, shall thereupon be adjusted by multiplying such Conversion Price by a fraction, of which the numerator shall be the Purchaser Stock Price (as defined in this paragraph
(g)(ix)) and the denominator shall be the Applicable Price; PROVIDED, HOWEVER, that in the event of a Common Stock Change in Control in which (x) 100% of the value of the consideration received by a holder of Common Stock is common stock of the successor, acquiror, or other third party (and cash, if any, is paid with respect to any fractional interests in such common stock resulting from such Common Stock Change in Control) and (y) all of the Common Stock will have been exchanged for, converted into, or acquired for, common stock (and cash with respect to fractional interests) of the successor, acquiror or other third party, the Conversion Price in effect immediately prior to such Common Stock Change in Control shall thereupon be adjusted by multiplying such Conversion Price by a fraction, of which the numerator shall be one (1) and the denominator shall be the number of shares of common stock of the successor, acquiror, or other third party received by a holder of one share of Common Stock as a result of such Common Stock Change in Control.

               (3) For purposes of this paragraph (ix), the following terms shall have the meanings indicated:

               "Applicable Price" means (i) in the event of a Non-Stock Change in Control in which the holders of the Common Stock receive only cash, the amount of cash received by the holder of one share of Common Stock and (ii) in the event of any other Non-Stock Change in Control or any Common Stock Change in Control, the average of the Closing Bid Prices for the Common Stock during the ten Trading Days prior to and including the record date for the determination of the holders of Common Stock entitled to receive cash, securities, property or other assets in connection with such Non-Stock Change in Control or


                              PAGE 39 OF 86 PAGES

Common Stock Change in Control or, if there is no such record date, the date upon which the holders of the Common Stock shall have the right to receive such cash, securities, property or other assets, in each case, as adjusted in good faith by the Board of Directors to appropriately reflect any of the events referred to in paragraph (g)(iv)(1) through (6).

               "Common Stock Change in Control" means any Change in Control in which more than 50% of the value (as determined in good faith by the Board of Directors of the Company) of the consideration received by holders of Common Stock consists of common stock that for each of the ten consecutive Trading Days referred to in the preceding paragraph has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on The Nasdaq National Market; PROVIDED, HOWEVER, that a Change in Control shall not be a Common Stock Change in Control unless either (i) the Company continues to exist after the occurrence of such Change in Control and the outstanding shares of Convertible Preferred Stock continue to exist as outstanding shares of Convertible Preferred Stock, or (ii) not later than the occurrence of such Change in Control, the outstanding shares of Convertible Preferred Stock are converted into or exchanged for shares of convertible preferred stock of a corporation succeeding to the business of the Company, which convertible preferred stock has powers, preferences and relative, participating, optional or other rights, and qualifications, limitations and restrictions, substantially similar to those of the Convertible Preferred Stock.

               "Non-Stock Change in Control" means any Change in Control other than a Common Stock Change in Control.

               "Purchaser Stock Price" means, with respect to any Common Stock Change in Control, the product of (i) the number of shares of common stock received in such Common Stock Change of Control for each share of Common Stock, and (ii) the average of the per share Closing Prices for the common stock received in such Common Stock Change in Control for the ten consecutive Trading Days prior to and including the record date for the determination of the holders of Common Stock entitled to receive such common stock, or if there is no such record date, the date upon which the holders of the Common Stock shall have the right to receive such common stock, in each case, as adjusted in good faith by the Board of Directors to appropriately reflect any of the events referred to in paragraph (g)(iv)(1) through (6); provided, HOWEVER, that if no such Closing Prices exist, then the Purchaser Stock Price shall be set at a price determined in good faith by the Board of Directors of the Company.

               "Reference Market Price" shall initially mean $13.50 (which is an amount equal to 66-2/3% of the reported last sale price for the Common Stock on The Nasdaq National Market on March 25, 1997), and in the event of any adjustment to the conversion prices other than as a result of a Change in Control, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the Conversion Price after giving effect to any such adjustment shall always be the same as the ratio of $13.50 to the initial Conversion Price set forth in paragraph (g)(i).


                              PAGE 40 OF 86 PAGES

               (h) CHANGE IN CONTROL. (i) Upon the occurrence of a Change of Control (the date of such occurrence being the "Change in Control Date"), the Company shall be obligated to (1) purchase all or a portion of each holder's Convertible Preferred Stock in cash pursuant to the offer described in paragraph
(h)(iii) (the "Change of Control Offer") at a purchase price equal to 100% of the Liquidation Preference, plus, without duplication, all accrued and unpaid Liquidated Damages and all accrued and unpaid dividends, if any, to the Change of Control Payment Date, including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Change of Control Payment Date to the Change of Control Payment Date or (2) adjust the conversion price as provided under paragraph (g)(ix). Notwithstanding the foregoing, the Company shall, prior to electing to make a Change of Control Offer, make an offer to redeem all outstanding shares of Series 3 Preferred Stock.

               (ii) Prior to the mailing of the notice referred to in paragraph
(h)(iii), but in any event within 15 days following the date on which the Company knows or reasonably should have known that a Change in Control has occurred, the Company covenants that it shall promptly determine if the purchase of the Convertible Preferred Stock would violate or constitute a default under the Indenture or other indebtedness of the Company.

               (iii) Within 15 days following the date on which the Company knows or reasonably should have known that a Change in Control has occurred, the Company must send, by first-class mail, postage prepaid, a notice to each holder of Convertible Preferred Stock. Such notice shall state whether the Change of Control Offer would be permitted under the Indenture or other indebtedness of the Company, and if permitted, such notice shall contain all instructions and materials necessary to enable such holders to tender Convertible Preferred Stock pursuant to the Change of Control Offer. If the Change of Control Offer would be permitted under the Indenture or other indebtedness of the Company, such notice shall state:

               (A) that a Change of Control has occurred, that the Change of Control Offer is being made pursuant to this paragraph (h) and that all Convertible Preferred Stock validly tendered and not withdrawn will be accepted for payment;

               (B) the purchase price (including the amount of accrued dividends, if any) and the purchase date (which must be no earlier than 30 days nor later than 75 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");

               (C) that any shares of Convertible Preferred Stock not tendered will continue to accrue dividends;

               (D) that, unless the Company defaults in making payment therefor, any share of Convertible Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accrue dividends after the Change of Control Payment Date;


                              PAGE 41 OF 86 PAGES

               (E) that holders electing to have any shares of Convertible Preferred Stock purchased pursuant to a Change of Control Offer will be required to surrender such shares of Convertible Preferred Stock, properly endorsed for transfer, together with such other customary documents as the Company and the Transfer Agent may reasonably request to the Transfer Agent and registrar for the Convertible Preferred Stock at the address specified in the notice prior to the close of business on the Business Day prior to the Change of Control Payment Date;

               (F) that holders will be entitled to withdraw their election if the Company receives, not later than five Business Days prior to the Change of Control Payment Date, a telegram, a telex, facsimile transmission or letter setting forth the name of the holder, the number of shares of Convertible Preferred Stock the holder delivered for purchase and a statement that such holder is withdrawing his election to have such shares of Convertible Preferred Stock purchased;

               (G) that holders whose shares of Convertible Preferred Stock are purchased only in part will be issued a new certificate representing the unpurchased shares of Convertible Preferred Stock; and

               (H) the circumstances and relevant facts regarding such Change of Control.

               If the Change of Control Offer would not be permitted under the Indenture or other indebtedness of the Company, such notice shall state the Conversion Price as adjusted pursuant to paragraph (g)(ix).

               (iv) The Company will comply with any tender offer rules under the Exchange Act which then may be applicable, including Rules 13e-4 and 14e-1, in connection with any offer required to be made by the Company to repurchase the shares of Convertible Preferred Stock as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Certificate of Designation, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Certificate of Designation by virtue thereof.

               (v) On the Change of Control Payment Date the Company shall (A) accept for payment the shares of Convertible Preferred Stock validly tendered pursuant to the Change of Control Offer, (B) pay to the holders of shares so accepted the purchase price therefor in cash and (C) cancel and retire each surrendered certificate. Unless the Company defaults in the payment for the shares of Convertible Preferred Stock tendered pursuant to the Change of Control Offer, dividends will cease to accrue with respect to the shares of Convertible Preferred Stock tendered and all rights of holders of such tendered shares will terminate, except for the right to receive payment therefor, on the Change of Control Payment Date.

               (vi) To accept the Change of Control Offer, the holder of a share of Convertible Preferred Stock shall deliver, on or before the 10th day prior to the Change of Control Payment Date, written notice to the Company (or an agent designated by the Company for such purpose) of such holder's acceptance, together with certificates evidencing the shares of


                              PAGE 42 OF 86 PAGES

Convertible Preferred Stock with respect to which the Change of Control Offer is being accepted, duly endorsed for transfer.

               (i) REISSUANCE OF CONVERTIBLE PREFERRED STOCK. Shares of Convertible Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall not be reissued as shares of Convertible Preferred Stock and shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized and unissued shares of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock; PROVIDED, HOWEVER, that so long as any shares of Convertible Preferred Stock are outstanding, any issuance of such shares must be in compliance with the terms hereof.

               (j) BUSINESS DAY. If any payment, redemption or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.

               (k) LIMITATION ON MERGERS AND ASSET SALES. The Company may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any person unless: (1) the successor, transferee or lessee (if not the Company) is organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and the Convertible Preferred Stock shall be converted into or exchanged for and shall become shares of such successor, transferee or lessee, having in respect of such successor, transferee or lessee substantially the same powers, preference and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon, that the Convertible Preferred Stock had immediately prior to such transaction; and (2) the Company delivers to the Transfer Agent an Officers' Certificate and an Opinion of Counsel stating that such consolidation, merger or transfer complies with this Certificate of Designation. The successor, transferee or lessee will be the successor company.

               (l) CERTIFICATES. (i) FORM AND DATING. The Convertible Preferred Stock and the Transfer Agent's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Certificate of Designation. The Convertible Preferred Stock certificate may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Convertible Preferred Stock certificate shall be dated the date of its authentication. The terms of the Convertible Preferred Stock certificate set forth in Exhibit A are part of the terms of this Certificate of Designation.

               (A) GLOBAL CONVERTIBLE PREFERRED STOCK. The Convertible Preferred Stock sold in reliance on Rule 144A shall be issued initially in the form of one or more fully registered global certificates with the global securities legend and restricted securities legend set forth in Exhibit A hereto (the "Global Convertible Preferred Stock"), which shall be deposited on behalf of the purchasers represented thereby with the Transfer Agent, at its New York office, as custodian for DTC (or with such other custodian as DTC may direct), and registered in the name of DTC or a nominee of DTC, duly executed by the Company and authenticated by the


                              PAGE 43 OF 86 PAGES

Transfer Agent as hereinafter provided. The number of shares of Convertible Preferred Stock represented by Global Convertible Preferred Stock may from time to time be increased or decreased by adjustments made on the records of the Transfer Agent and DTC or its nominee as hereinafter provided.

               (B) BOOK-ENTRY PROVISIONS. In the event Global Convertible Preferred Stock is deposited with or on behalf of DTC, the Company shall execute and the Transfer Agent shall authenticate and deliver initially one or more Global Convertible Preferred Stock certificates that (a) shall be registered in the name of DTC for such Global Convertible Preferred Stock or the nominee of DTC and (b) shall be delivered by the Transfer Agent to DTC or pursuant to DTC's instructions or held by the Transfer Agent as custodian for DTC.

               Members of, or participants in, DTC ("Agent Members") shall have no rights under this Certificate of Designation with respect to any Global Convertible Preferred Stock held on their behalf by DTC or by the Transfer Agent as the custodian of DTC or under such Global Convertible Preferred Stock, and DTC may be treated by the Company, the Transfer Agent and any agent of the Company or the Transfer Agent as the absolute owner of such Global Convertible Preferred Stock for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Transfer Agent or any agent of the Company or the Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Convertible Preferred Stock.

               (C) CERTIFICATED CONVERTIBLE PREFERRED STOCK. Convertible Preferred Stock initially sold to certain "accredited investors" (as defined in Rule 501(a)(1), (2), (3), (4), (5), (6) or (7) under the Securities Act) or sold in offshore transactions pursuant to Regulation S under the Securities Act will be issued in fully registered certificated form ("Certificated Convertible Preferred Stock").

               Except as provided in this paragraph (l)(i) or in paragraph
(l)(iii), owners of beneficial interests in Global Convertible Preferred Stock will not be entitled to receive physical delivery of Certificated Convertible Preferred Stock.

               After a transfer of any Convertible Preferred Stock during the period of the effectiveness of a Shelf Registration Statement with respect to such Convertible Preferred Stock, all requirements pertaining to legends on such Convertible Preferred Stock will cease to apply, the requirements requiring that any such Convertible Preferred Stock issued to Holders be issued in global form will cease to apply, and Certificated Convertible Preferred Stock without legends will be available to the transferee of the Holder of such Convertible Preferred Stock upon exchange of such transferring Holder's Convertible Preferred Stock or directions to transfer such Holder's interest in the Global Convertible Preferred Stock, as applicable.

               (ii) EXECUTION AND AUTHENTICATION. Two Officers shall sign the Convertible Preferred Stock for the Company by manual or facsimile signature. The Company's seal shall


                              PAGE 44 OF 86 PAGES
be impressed, affixed, imprinted or reproduced on the Convertible Preferred Stock and may be in facsimile form.

               If an Officer whose signature is on Convertible Preferred Stock no longer holds that office at the time the Transfer Agent authenticates the Convertible Preferred Stock, the Convertible Preferred Stock shall be valid nevertheless.

               A Convertible Preferred Stock shall not be valid until an authorized signatory of the Transfer Agent manually signs the certificate of authentication on the Convertible Preferred Stock. The signature shall be conclusive evidence that the Convertible Preferred Stock has been authenticated under this Certificate of Designation.

               The Transfer Agent shall authenticate and deliver 1,000,000 shares of Convertible Preferred Stock for original issue upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. In addition, the Transfer Agent shall authenticate and deliver, from time to time, Additional Shares for original issue upon order of the Company signed by two Officers or by an Officer or either an Assistant Treasurer or Assistant Secretary of the Company. Such orders shall specify the number of shares of Convertible Preferred Stock to be authenticated and the date on which the original issue of Convertible Preferred Stock is to be authenticated.

               The Transfer Agent may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Convertible Preferred Stock. Unless limited by the terms of such appointment, an authenticating agent may authenticate Convertible Preferred Stock whenever the Transfer Agent may do so. Each reference in this Certificate of Designation to authentication by the Transfer Agent includes authentication by such agent. An authenticating agent has the same rights as the Transfer Agent or agent for service of notices and demands.

               (iii) TRANSFER AND EXCHANGE. (A) TRANSFER AND EXCHANGE OF CERTIFICATED CONVERTIBLE PREFERRED STOCK. When Certificated Convertible Preferred Stock is presented to the Transfer Agent with a request to register the transfer of such Certificated Convertible Preferred Stock or to exchange such Certificated Convertible Preferred Stock for an equal number of shares of Certificated Convertible Preferred Stock of other authorized denominations, the Transfer Agent shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; PROVIDED, HOWEVER, that the Certificated Convertible Preferred Stock surrendered for transfer or exchange:

               (1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Transfer Agent, duly executed by the Holder thereof or its attorney duly authorized in writing; and

               (2) in the case of Transfer Restricted Securities that are Certificated Convertible Preferred Stock, are being transferred or exchanged pursuant to an effective registration


                              PAGE 45 OF 86 PAGES
statement under the Securities Act or pursuant to clause (I), (II) or (III) below, and are accompanied by the following additional information and documents, as applicable:

                                      (I) if such Transfer Restricted Securities
          are being delivered to the Transfer Agent by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect in substantially the form of Exhibit C hereto; or

                                      (II) if such Transfer Restricted
          Securities are being transferred to the Company or to a "qualified institutional buyer" ("QIB") in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act, a certification to that effect (in substantially the form of Exhibit C hereto); or

                                      (III) if such Transfer Restricted
          Securities are being transferred to an "accredited investor" as described in Rule 501(a)(1), (2), (3), (4), (5), (6) or (7) under the
          Securities Act that is acquiring the Securities for its own account, or for the account of such an accredited investor, in each case in a minimum principal amount of $100,000 for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, or in reliance on another exemption from the registration requirements of the Securities
          Act: a certification to that effect in substantially the form of Exhibit C hereto, and if the Company or the Transfer Agent so requests, evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the legend set forth in paragraph (l)(iii)(G)(1) below.

               (B) RESTRICTIONS ON TRANSFER OF CERTIFICATED CONVERTIBLE PREFERRED STOCK FOR A BENEFICIAL INTEREST IN GLOBAL CONVERTIBLE PREFERRED STOCK. Certificated Convertible Preferred Stock may not be exchanged for a beneficial interest in Global Convertible Preferred Stock except upon satisfaction of the requirements set forth below. Upon receipt by the Transfer Agent of Certificated Convertible Preferred Stock, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Transfer Agent, together with:

               (1) if such Certificated Convertible Preferred Stock is a Transfer Restricted Security, certification that such Certificated Convertible Preferred Stock is being transferred to a QIB in accordance with Rule 144A under the Securities Act; and

               (2) whether or not such Certificated Convertible Preferred Stock is a Transfer Restricted Security, written instructions directing the Transfer Agent to make, or to direct DTC to make, an adjustment on its books and records with respect to such Global Convertible Preferred Stock to reflect an increase in the number of shares of Convertible Preferred Stock represented by the Global Convertible Preferred Stock, then the Transfer Agent shall cancel such Certificated Convertible Preferred Stock and cause, or direct DTC to cause, in accordance with the standing instructions and procedures existing


                              PAGE 46 OF 86 PAGES
between DTC and the Transfer Agent, the number of shares of Convertible Preferred Stock represented by the Global Convertible Preferred Stock to be increased accordingly. If no Global Convertible Preferred Stock is then outstanding, the Company shall issue and the Transfer Agent shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Convertible Preferred Stock representing the appropriate number of shares.

               (C) TRANSFER AND EXCHANGE OF GLOBAL CONVERTIBLE PREFERRED STOCK. The transfer and exchange of Global Convertible Preferred Stock or beneficial interests therein shall be effected through DTC, in accordance with this Certificate of Designation (including applicable restrictions on transfer set forth herein, if any) and the procedures of DTC therefor.

               (D) TRANSFER OF A BENEFICIAL INTEREST IN GLOBAL CONVERTIBLE PREFERRED STOCK FOR A CERTIFICATED CONVERTIBLE PREFERRED STOCK.

               (1) Any person having a beneficial interest in Convertible Preferred Stock that is being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (I), (II) or (III) below may upon request, and if accompanied by the information specified below, exchange such beneficial interest for Certificated Convertible Preferred Stock representing the same number of shares of Convertible Preferred Stock. Upon receipt by the Transfer Agent of written instructions or such other form of instructions as is customary for DTC from DTC or its nominee on behalf of any person having a beneficial interest in Global Convertible Preferred Stock and upon receipt by the Transfer Agent of a written order or such other form of instructions as is customary for DTC or the person designated by DTC as having such a beneficial interest in a Transfer Restricted Security only, and upon the following additional information and documents (all of which may be submitted by facsimile):

                                      (I) if such beneficial interest is being
          transferred to the person designated by DTC as being the owner of a beneficial interest in Global Convertible Preferred Stock, a certification from such person to that effect (in substantially the form of Exhibit C hereto);

                                      (II) if such beneficial interest is being
          transferred to a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act, a certification to that effect (in substantially the form of Exhibit C hereto); or

                                      (III) if such beneficial interest is being
          transferred to an "accredited investor" as described in Rule 501(a)(1), (2), (3), (4), (5), (6) or (7) under the Securities Act that is acquiring the security for its own account, or for the account of such an accredited investor, in each case in a minimum principal amount of $100,000 for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, or in reliance on another exemption from the registration requirements of


                              PAGE 47 OF 86 PAGES
          the Securities Act, a certification to
          that effect from the transferor (in substantially the form of Exhibit C hereto), and if the Company or the Transfer Agent so requests, evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the legend set forth in paragraph
          (l)(iii)(G)(1) below;

then, the Transfer Agent or DTC, at the direction of the Transfer Agent, will cause, in accordance with the standing instructions and procedures existing between DTC and the Transfer Agent, the number of shares of Convertible Preferred Stock represented by Global Convertible Preferred Stock to be reduced on its books and records and, following such reduction, the Company will execute and the Transfer Agent will authenticate and deliver to the transferee Certificated Convertible Preferred Stock.

               (2) Certificated Convertible Preferred Stock issued in exchange for a beneficial interest in a Global Convertible Preferred Stock pursuant to this paragraph (l)(iii)(D) shall be registered in such names and in such authorized denominations as DTC, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Transfer Agent. The Transfer Agent shall deliver such Certificated Convertible Preferred Stock to the persons in whose names such Convertible Preferred Stock are so registered in accordance with the instructions of DTC.

               (E) RESTRICTIONS ON TRANSFER AND EXCHANGE OF GLOBAL CONVERTIBLE PREFERRED STOCK. Notwithstanding any other provisions of this Certificate of Designation (other than the provisions set forth in paragraph (l)(iii)(F)), Global Convertible Preferred Stock may not be transferred as a whole except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depository or a nominee of such successor depository.

               (F) AUTHENTICATION OF CERTIFICATED CONVERTIBLE PREFERRED STOCK. If at any time:

               (1) DTC notifies the Company that DTC is unwilling or unable to continue as depository for the Global Convertible Preferred Stock and a successor depository for the Global Convertible Preferred Stock is not appointed by the Company within 90 days after delivery of such notice;

               (2) DTC ceases to be a clearing agency registered under the Exchange Act;

               (3) there shall have occurred and be continuing a Voting Rights Triggering Event; or

               (4) the Company, in its sole discretion, notifies the Transfer Agent in writing that it elects to cause the issuance of Certificated Convertible Preferred Stock under this Certificate of Designation, then the Company will execute, and the Transfer Agent, upon receipt of a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an


                              PAGE 48 OF 86 PAGES

Assistant Secretary of the Company requesting the authentication and delivery of Certificated Convertible Preferred Stock to the persons designated by the Company, will authenticate and deliver Certificated Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock represented by the Global Convertible Preferred Stock, in exchange for such Global Convertible Preferred Stock.

               (G) LEGEND. (1) Except as permitted by the following paragraph
(2), each certificate evidencing the Global Convertible Preferred Stock and the Certificated Convertible Preferred Stock (and all Convertible Preferred Stock issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

"THE SECURITY EVIDENCED HEREBY (OR ITS PREDECESSOR) (AND THE COMMON STOCK INTO WHICH THIS SECURITY IS CONVERTIBLE) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY (OR THE COMMON STOCK INTO WHICH THIS SECURITY IS CONVERTIBLE) IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY (AND OF THE COMMON STOCK INTO WHICH THIS SECURITY IN CONVERTIBLE) AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY (AND THE COMMON STOCK INTO WHICH THIS SECURITY IS CONVERTIBLE) MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO THE COMPANY OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES."

               (2) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by Global Convertible Preferred Stock) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act:

         (I) in the case of any Transfer Restricted Security that is a Certificated Convertible Preferred Stock, the Transfer Agent shall permit the Holder thereof


                              PAGE 49 OF 86 PAGES
     to exchange such Transfer Restricted Security for a Certificated Convertible Preferred Stock that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security; and

         (II) in the case of any Transfer Restricted Security that is represented by a Global Convertible Preferred Stock, the Transfer Agent shall permit the Holder thereof to exchange such Transfer Restricted Security for a Certificated Convertible Preferred Stock Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the Holder's request for such exchange was made in reliance on Rule 144 and the Holder certifies to that effect in writing to the Transfer Agent (such certification to be in the form set forth on the reverse of the Transfer Restricted Security).

         (H) CANCELLATION OR ADJUSTMENT OF GLOBAL CONVERTIBLE PREFERRED STOCK. At such time as all beneficial interests in Global Convertible Preferred
Stock have either been exchanged for Certificated Convertible Preferred Stock, redeemed, repurchased or canceled, such Global Convertible Preferred Stock shall be returned to DTC for cancellation or retained and canceled by the Transfer Agent. At any time prior to such cancellation, if any beneficial interest in Global Convertible Preferred Stock is exchanged for Certificated Convertible Preferred Stock, redeemed, repurchased or canceled, the number of shares of Convertible Preferred Stock represented by such Global Convertible Preferred Stock shall be reduced and an adjustment shall be made on the books and records of the Transfer Agent with respect to such Global Convertible Preferred Stock, by the Transfer Agent or DTC, to reflect such reduction.

         (I) OBLIGATIONS WITH RESPECT TO TRANSFERS AND EXCHANGES OF
CONVERTIBLE PREFERRED STOCK. (1) To permit registrations of transfers and exchanges, the Company shall execute and the Transfer Agent shall authenticate Certificated Convertible Preferred Stock and Global Convertible Preferred Stock as required pursuant to the provisions of this paragraph (iii).

         (2) All Certificated Convertible Preferred Stock and Global Convertible Preferred Stock issued upon any registration of transfer or exchange of Certificated Convertible Preferred Stock or Global Convertible Preferred Stock shall be the valid obligations of the Company, entitled to the same benefits under this Certificate of Designation as the Certificated Convertible Preferred Stock or Global Convertible Preferred Stock surrendered upon such registration of transfer or exchange.

         (3) Prior to due presentment for registration of transfer of any shares of Convertible Preferred Stock, the Transfer Agent and the Company may deem and treat the person in whose name such shares of Convertible Preferred Stock are registered as the absolute owner of such Convertible Preferred Stock and neither the Transfer Agent nor the Company shall be affected by notice to the contrary.


                              PAGE 50 OF 86 PAGES

               (4) No service charge shall be made to a Holder for any registration of transfer or exchange upon surrender of any Convertible Preferred Stock Certificate at the office of the Transfer Agent maintained for that purpose. However, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Convertible Preferred Stock Certificates.

               (5) Upon any sale or transfer of shares of Convertible Preferred Stock (including any Convertible Preferred Stock represented by a Global Convertible Preferred Stock Certificate) pursuant to an effective registration statement under the Securities Act, pursuant to Rule 144 under the Securities Act or pursuant to an opinion of counsel reasonably satisfactory to the Company that no legend is required:

               (A) in the case of any Certificated Convertible Preferred Stock, the Transfer Agent shall permit the holder thereof to exchange such Convertible Preferred Stock for Certificated Convertible Preferred Stock that does not bear the legend set forth in paragraph (iii)(G) above and rescind any restriction on the transfer of such Convertible Preferred Stock; and

               (B) in the case of any Global Convertible Preferred Stock, such Convertible Preferred Stock shall not be required to bear the legend set forth in paragraph (iii)(G) above but shall continue to be subject to the provisions of paragraph
                    (iii)(D) hereof; PROVIDED, HOWEVER, that with respect to any request for an -------- ------- exchange of Convertible Preferred Stock that is represented by Global Convertible Preferred Stock for Certificated Convertible Preferred Stock that does not bear the legend set forth in paragraph
                    (iii)(G) above in connection with a sale or transfer thereof pursuant to Rule 144 (and based upon an opinion of counsel if the Company so requests), the Holder thereof shall certify in writing to the Transfer Agent that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit C hereto).

               (iv) REPLACEMENT CERTIFICATES. If a mutilated Convertible Preferred Stock certificate is surrendered to the Transfer Agent or if the Holder of a Convertible Preferred Stock certificate claims that the Convertible Preferred Stock certificate has been lost, destroyed or wrongfully taken, the Company shall issue and the Transfer Agent shall countersign a replacement Convertible Preferred Stock certificate if the reasonable requirements of the Transfer Agent and of Section 8-405 of the Uniform Commercial Code as in effect in the State of New York are met. If required by the Transfer Agent or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Transfer Agent to protect the Company and the Transfer Agent from any loss which either of them may suffer if a Convertible Preferred Stock certificate is replaced. The Company and the Transfer Agent may charge the Holder for their expenses in replacing a Convertible Preferred Stock certificate.


                              PAGE 51 OF 86 PAGES

               (v) TEMPORARY CERTIFICATES. Until definitive Convertible Preferred Stock certificates are ready for delivery, the Company may prepare and the Transfer Agent shall countersign temporary Convertible Preferred Stock certificates. Temporary Convertible Preferred Stock certificates shall be substantially in the form of definitive Convertible Preferred Stock certificates but may have variations that the Company considers appropriate for temporary Convertible Preferred Stock certificates. Without unreasonable delay, the Company shall prepare and the Transfer Agent shall countersign definitive Convertible Preferred Stock certificates and deliver them in exchange for temporary Convertible Preferred Stock certificates.

               (vi) CANCELLATION. (A) In the event the Company shall purchase or otherwise acquire Certificated Convertible Preferred Stock, the same shall thereupon be delivered to the Transfer Agent for cancellation.

               (B) At such time as all beneficial interests in Global Convertible Preferred Stock have either been exchanged for Certificated Convertible Preferred Stock, redeemed, repurchased or canceled, such Global Convertible Preferred Stock shall thereupon be delivered to the Transfer Agent for cancellation.

               (C) The Transfer Agent and no one else shall cancel and destroy all Convertible Preferred Stock certificates surrendered for transfer, exchange, replacement or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Transfer Agent to deliver canceled Convertible Preferred Stock certificates to the Company. The Company may not issue new Convertible Preferred Stock certificates to replace Convertible Preferred Stock certificates to the extent they evidence Convertible Preferred Stock which the Company has purchased or otherwise acquired.

               (m) ADDITIONAL RIGHTS OF HOLDERS. In addition to the rights provided to Holders under this Certificate of Designation, Holders shall have the rights set forth in the Registration Rights Agreement.

               (o) CERTAIN DEFINITIONS. As used in this Certificate of Designation, the following terms shall have the following meanings (and (1) terms defined in the singular have comparable meanings when used in the plural and vice versa, (2) "including" means including without limitation, (3) "or" is not exclusive and (4) an accounting term not otherwise defined has the meaning assigned to it in accordance with United States generally accepted accounting principles as in effect on the Issue Date and all accounting calculations will be determined in accordance with such principles), unless the content otherwise requires:

               "BUSINESS DAY" means each day which is not a Legal Holiday.

               "CAPITAL STOCK" of any person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such person, including any Preferred Stock, but excluding any debt securities convertible into or exchangeable for such equity.


                              PAGE 52 OF 86 PAGES

               "CHANGE IN CONTROL" or "CHANGE OF CONTROL" means: (i) the sale, lease, transfer, conveyance other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange
Act), (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), (other than officers, directors and stockholders of the Company and their affiliates on the date of this Certificate of Designation), becomes the beneficial owner (as determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting stock of the Company or (iv) the first day on which a majority of the members of the board of directors (excluding the directors elected pursuant to paragraph (f) are not Continuing Directors.

               "CLOSING BID PRICE" means on any day the last reported bid price on such day, or in case no bid takes place on such day, the average of the reported closing bid and asked prices, in each case on the Nasdaq National Market or, if the Common Stock is not quoted on such system, on the principal national securities exchange on which such stock is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by any independent registered broker-dealer firm, selected by the Company for that purpose.

               "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors who (i) was a member of such Board of Directors on the date of this Certificate of Designation or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

               "DEFAULT" means any event which is, or after notice or passage of time or both would be, a Voting Rights Triggering Event.

               "DTC" means The Depository Trust Company.

               "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

               "HOLDERS" means the registered holders from time to time of the Convertible Preferred Stock.

               "INDENTURE" means the Indenture dated as of October 5, 1995 between the Company and IBJ Schroder Bank & Trust Company.

               "ISSUE DATE" means the date on which the Convertible Preferred Stock is initially issued.

               "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.


                              PAGE 53 OF 86 PAGES

               "LIQUIDATED DAMAGES" means, with respect to any share of Convertible Preferred Stock, the Additional Dividends then accrued, if any, on such share pursuant to paragraph (c).

               "OFFICER" means the Chairman of the Board of Directors, the President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Company.

               "OFFICERS' CERTIFICATE" means a certificate signed by two
Officers.

               "OPINION OF COUNSEL" means a written opinion from legal counsel who is acceptable to the Transfer Agent. The counsel may be an employee of or counsel to the Company or the Transfer Agent.

               "PERSON" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

               "PREFERRED STOCK", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

               "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated March 25, 1997 among the Company, Credit Suisse First Boston Corporation and Dillon, Read &

Co. Inc. with respect to the Convertible Preferred Stock.

               "SEC" or "COMMISSION" means the Securities and Exchange
               Commission.

               "SECURITIES ACT" means the Securities Act of 1933.

               "SERIES 3 PREFERRED STOCK" means the 10% Junior Series 3 Preferred Stock of the Company.

               "SHELF REGISTRATION STATEMENT" means a shelf registration statement filed with the SEC to cover resales of Transfer Restricted Securities by holders thereof, as required by the Registration Rights Agreement.

               "SUBSIDIARY" means any corporation, association, partnership, limited liability company or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company, the Company and one or more Subsidiaries or one or more Subsidiaries and any partnership the sole general partner or the managing partner of which the Company or any Subsidiary or the only general partners of which are the Company and one or more Subsidiaries or one or more Subsidiaries.


                              PAGE 54 OF 86 PAGES

               "TRADING DAY" means, in respect of any securities exchange or securities market, each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable securities exchange or in the applicable securities market.

               "TRANSFER AGENT" means the transfer agent for the Convertible Preferred Stock appointed by the Company, which initially shall be ChaseMellon Shareholder Services, L.L.C.

               "TRANSFER RESTRICTED SECURITIES" means each share of Convertible Preferred Stock (or the shares of Common Stock into which such share of Convertible Preferred Stock is convertible) (including additional shares of Convertible Preferred Stock issued in payment of dividends on the Convertible Preferred Stock, if any, as permitted in accordance with the terms hereof) until
(i) the date on which such security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (ii) the date on which such security is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act (or any successor rule thereof) or would be saleable pursuant to Rule 144(k) under the Securities Act had it not been held by, or had it never been held by, an affiliate of the Company.

               "VOTING STOCK" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.


                              PAGE 55 OF 86 PAGES

          IN WITNESS WHEREOF, said IXC Communications, Inc., has caused this Certificate of Designation to be signed by John J. Willingham, its Senior Vice President and Chief Financial Officer, this 31st day of March, 1997.


                                           IXC COMMUNICATIONS, INC.,

                                            by    /s/ John J. Willingham
                                              --------------------------------
                                           Name:  John J. Willingham
                                           Title: Senior Vice President
                                                  and Chief Financial Officer


                              PAGE 56 OF 86 PAGES

                                                                      EXHIBIT A

                       FORM OF CONVERTIBLE PREFERRED STOCK

                                FACE OF SECURITY

  [THE SECURITY EVIDENCED HEREBY (OR ITS PREDECESSOR) (AND THE COMMON STOCK INTO WHICH THIS SECURITY IS CONVERTIBLE) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY (OR THE COMMON STOCK INTO WHICH THIS SECURITY IS CONVERTIBLE) IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY (AND OF THE COMMON STOCK INTO WHICH THIS SECURITY IS CONVERTIBLE) AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY (AND THE COMMON STOCK INTO WHICH THIS SECURITY IS CONVERTIBLE) MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO THE COMPANY OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.]*

               [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OF PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH






-------------------------
*Subject to removal upon registration under the Securities Act of 1933 or otherwise when the security shall no longer be a restricted security.


                              PAGE 57 OF 86 PAGES

OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.]**

         [TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS
IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATION REFERRED TO BELOW.]**

  IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Certificate Number                           Number of Shares of Convertible
                                                             Preferred Stock

[   ]                                                                 [       ]

                                                           CUSIP NO.: [       ]

               7 1/4% Junior Convertible Preferred Stock Due 2007
                 (par value $0.01) (liquidation preference $100
                    per share of Convertible Preferred Stock)

                                       of

                            IXC Communications, Inc.

         IXC Communications, Inc., a Delaware corporation (the "Company"), hereby certifies that [ ] (the "Holder") is the registered owner of fully paid and non-assessable preferred securities of the Company designated the 7 1/4% Junior Convertible Preferred Stock Due 2007 (par value $0.01) (liquidation preference $100 per share of Convertible Preferred Stock) (the "Convertible Preferred Stock"). The shares of Convertible Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The






-----------------------

**Subject to removal if not a global security.


                              PAGE 58 OF 86 PAGES
designation, rights, privileges, restrictions, preferences and other terms and provisions of the Convertible Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designation dated March [ ], 1997, as the same may be amended from time to time (the "Certificate of Designation"). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designation. The Company will provide a copy of the Certificate of Designation to a Holder without charge upon written request to the Company at its principal place of business.

               Reference is hereby made to select provisions of the Convertible Preferred Stock set forth on the reverse hereof, and to the Certificate of Designation, which select provisions and the Certificate of Designation shall for all purposes have the same effect as if set forth at this place.

               Upon receipt of this certificate, the Holder is bound by the Certificate of Designation and is entitled to the benefits thereunder.

               Unless the Transfer Agent's Certificate of Authentication hereon has been properly executed, these shares of Convertible Preferred Stock shall not be entitled to any benefit under the Certificate of Designation or be valid or obligatory for any purpose.

               IN WITNESS WHEREOF, the Company has executed this certificate this [ ] day of [ ], [ ].

                                           IXC COMMUNICATIONS, INC.,

                                            By:
                                            Name:
                                            Title:

[Seal]

                                            By:
                                            Name:
                                            Title:



                              PAGE 59 OF 86 PAGES

              TRANSFER AGENT'S CERTIFICATE OF AUTHENTICATION

              This is one of the Convertible Preferred Stock referred to in the within mentioned Certificate of Designation.

Dated:      [    ], [    ]

                                CHASEMELLON SHAREHOLDER
                                SERVICES, L.L.C.
                                as Transfer Agent,

                                By:
                                Authorized Signatory


                              PAGE 60 OF 86 PAGES

                               REVERSE OF SECURITY

         Dividends on each share of Convertible Preferred Stock shall be payable at a rate per annum set forth in the face hereof or as provided in the Certificate of Designation (including Additional Dividends).

         The shares of Convertible Preferred Stock shall be redeemable as provided in the Certificate of Designation. The shares of Convertible Preferred Stock shall be convertible into the Company's Common Stock in the manner and according to the terms set forth in the Certificate of Designation.

          As required under Delaware law, the Company shall furnish to any Holder upon request and without charge, a full summary statement of the designations, voting rights preferences, limitations and special rights of the shares of each class or series authorized to be issued by the Company so far as they have been fixed and determined and the authority of the Board of Directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the class and series of shares of the Company.


                              PAGE 61 OF 86 PAGES

                                   ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Convertible Preferred Stock evidenced hereby to:

______________________________
______________________________
______________________________
(Insert assignee's social security or tax identification number)
______________________________
______________________________
______________________________
______________________________
______________________________
(Insert address and zip code of assignee)

and irrevocably appoints:
______________________________
______________________________
______________________________
agent to transfer the shares of Convertible Preferred Stock evidenced hereby on the books of the Transfer Agent and Registrar. The agent may substitute another to act for him or her.

Date:______________________________

Signature:_________________________

(Sign exactly as your name appears on the other side of this Convertible Preferred Stock Certificate)

Signature Guarantee:***






----------------------------

*** (Signature must be guaranteed by an "eligible guarantor institution" that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                              PAGE 62 OF 86 PAGES

                                                                     EXHIBIT B

                              NOTICE OF CONVERSION

                    (To be Executed by the Registered Holder
              in order to Convert the Convertible, Preferred Stock)

The undersigned hereby irrevocably elects to convert (the "Conversion") shares of 7 1/4% Junior Convertible Preferred Stock (the "Convertible Preferred Stock"), represented by stock certificate No(s). (the "Convertible Preferred Stock Certificates") into shares of common stock ("Common Stock") of IXC Communications, Inc. (the "Company") according to the conditions of the Certificate of Designations, Preferences and Rights of the Convertible Preferred Stock (the "Certificate of Designation"), as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Convertible Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Convertible Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933 (the "Act"), or pursuant to any exemption from registration under the Act.

Any holder, upon the exercise of its conversion rights in accordance with the terms of the Certificate of Designation and the Convertible Preferred Stock, agrees to be bound by the terms of the Registration Rights Agreement.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designation.



                    Date of Conversion:_________________

                    Applicable Conversion Price:________

                    Number of shares of Convertible
                    Preferred Stock to be Converted:____

                    Number of shares of
                    Common Stock to be Issued:__________


                              PAGE 63 OF 86 PAGES

                    Signature:__________________________

                    Name:_______________________________

                    Address:**__________________________

                    Fax No.:____________________________


*The Company is not required to issue shares of Common Stock until the original Convertible Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Company or its Transfer Agent. The Company shall issue and deliver shares of Common Stock to an overnight courier not later than three business days following receipt of the original Convertible Preferred Stock Certificate(s) to be converted.

**Address where shares of Common Stock and any other payments or certificates shall be sent by the Company.


                              PAGE 64 OF 86 PAGES

                                                                     EXHIBIT C

                  CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
             REGISTRATION OF TRANSFER OF CONVERTIBLE PREFERRED STOCK

Re: 7 1/4% Junior Convertible Preferred Stock Due 2007 (the "Convertible Preferred Stock") of IXC Communications, Inc. (the "Company")

          This Certificate relates to ____ shares of Convertible Preferred Stock held in */ book-entry or */ definitive form by _______________ (the "Transferor").

The Transferor*:

/ /            has requested the Transfer Agent by written order to deliver in exchange for its beneficial interest in the Convertible Preferred Stock held by the depository shares of Convertible Preferred Stock in definitive, registered form equal to its beneficial interest in such Convertible Preferred Stock (or the portion thereof indicated above); or

/ /            has requested the Transfer Agent by written order to exchange or register the transfer of Convertible Preferred Stock.

               In connection with such request and in respect of such Convertible Preferred Stock, the Transferor does hereby certify that the Transferor is familiar with the Certificate of Designation relating to the above captioned Convertible Preferred Stock and that the transfer of this Convertible Preferred Stock does not require registration under the Securities Act of 1933 (the "Securities Act") because */:

/ /            Such Convertible Preferred Stock is being acquired for the
Transferor's own account without transfer.

/ /            Such Convertible Preferred Stock is being transferred to the
Company.

/ /            Such Convertible Preferred Stock is being transferred (i) to a qualified institutional buyer (as defined in Rule 144A under the Securities
Act), in reliance on Rule 144A or (ii) pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act (and, in the case of clause (ii), based on an opinion of counsel if the Company so requests and together with a certification in substantially the form of Exhibit E to the Certificate of Designation).






-------------------

*  /Please check applicable box.


                              PAGE 65 OF 86 PAGES

/ /            Such Convertible Preferred Stock is being transferred to an accredited investor within the meaning of Rule 501(a)(1), (2), (3), (4), (5),
(6) or (7) under the Securities Act pursuant to a private placement exemption from the registration requirements of the Securities Act (together with a certification in substantially the form of Exhibit D to the Certificate of Designation).

/ /            Such Convertible Preferred Stock is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Company so requests).

                                           [INSERT NAME OF TRANSFEROR]

                                            by  Date:______________________


                              PAGE 66 OF 86 PAGES

                                                                      EXHIBIT D

                               FORM OF CERTIFICATE
                     TO BE DELIVERED BY ACCREDITED INVESTORS

                                                         -------------, -----


ChaseMellon Shareholder Services, L.L.C.
Attention:  [          ]

Ladies and Gentlemen:

               In connection with our proposed purchase of certain 7 1/4% Junior Convertible Preferred Stock Due 2007 (the "Convertible Preferred Stock"), of IXC Communications, Inc., a Delaware corporation (the "Company"), we represent that:

               (i) we are an "accredited investor" within the meaning of Rule 501(a)(1),(2),(3),(4),(5),(6) or (7) under the Securities Act of 1933 (the
"Securities Act") (an "Accredited Investor"), or an entity in which all of the equity owners are Accredited Investors;

               (ii) any purchase of Convertible Preferred Stock will be for our own account or for the account of one or more other Accredited Investors as to which we exercise sole investment discretion;

               (iii) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing Convertible Preferred Stock and we and any accounts for which we are acting are able to bear the economic risks of our or their investment;

               (iv) we are not acquiring Convertible Preferred Stock with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times without our control; and

               (v) we acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase Convertible Preferred Stock.

               We understand that the Convertible Preferred Stock has not been registered under the Securities Act, and we agree, on our own behalf and on behalf of


                              PAGE 67 OF 86 PAGES
each account for which we acquire any Convertible Preferred Stock, that such Convertible Preferred Stock may be offered, resold, pledged or otherwise transferred only (i) to a person whom we reasonably believe to be a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, in a transaction meeting the requirements of Rule 144 under the Securities Act, outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act (and, unless such transfer occurs in a transaction meeting the requirements of Rule 144A, based upon an opinion of counsel, if the Company so requests), (ii) to the Company or (iii) pursuant to an effective registration statement, and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction. We understand that the registrar will not be required to accept for registration of transfer any shares of Convertible Preferred Stock, except upon presentation of evidence satisfactory to the Company that the foregoing restrictions on transfer have been complied with. We further understand that the Convertible Preferred Stock purchased by us will bear a legend reflecting the substance of this paragraph. We further agree to provide to any person acquiring any of the Convertible Preferred Stock from us a notice advising such person that resales of the Convertible Preferred Stock are restricted as stated herein.

               We acknowledge that you, the Company and others will rely upon our confirmations, acknowledgements and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.


                              PAGE 68 OF 86 PAGES

               THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                         Very truly yours,



                                         -----------------------------
                                         (Name of Transferee)

                                         by __________________________
                                            Name:
                                            Title:
                                            Address:



                              PAGE 69 OF 86 PAGES

                                                                      EXHIBIT E

                     FORM OF CERTIFICATE TO BE DELIVERED IN
               CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S

                                                               ----------, ----

ChaseMellon Shareholder Services, L.L.C.
Attention:  [           ]

Ladies and Gentlemen:

               In connection with our proposed sale of certain 7 1/4% Junior Convertible Preferred Stock Due 2007 (the "Convertible Preferred Stock") of IXC Communications, Inc., a Delaware corporation ("the "Company"), we represent that:

               (i) the offer of the Convertible Preferred Stock was not made to a person in the United States;

               (ii) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

               (iii) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act of 1933 (the "Securities Act"), as applicable; and

               (iv) the transaction is not part of a plan or scheme by us to evade the registration requirements of the Securities Act.

               You and the Company are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in


                              PAGE 70 OF 86 PAGES
any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                         Very truly yours,


                                         ----------------------------------
                                         (Name of Transferor)

                                         by _______________________________
                                            Name:
                                            Title:
                                            Address:



                              PAGE 71 OF 86 PAGES